Exhibit 99.1

Orthofix, International N.V. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com
News Release
CONTACT:
Mark Quick	Denise Landry
Investor Relations	Media Relations
Tel 214 937 2924	Tel 214 937 2529
markquick@orthofix.com	deniselandry@orthofix.com

Orthofix Announces Resolution of SEC Investigations

LEWISVILLE, Texas – January 18, 2017 -- Orthofix International N.V. (NASDAQ:OFIX), a diversified, global medical device company, today announced it has reached final resolutions of previously disclosed Securities and Exchange Commission (SEC) investigations of certain historic accounting matters and of anti-bribery matters in Brazil. The resolutions are on the same material terms as previously disclosed by the Company, and all monetary payments being made to the SEC were accrued in the second and third quarters of 2016 and funded into escrow in the fourth quarter of 2016.

“We are very pleased to bring closure to these collective matters, which relate to activities that occurred largely between 2011 and 2013,” said Brad Mason, President and Chief Executive Officer. “We have instituted broad remedial measures designed to detect and prevent the issues that led to the matters being resolved, and these resolutions allow us to continue moving forward with the Company’s critical mission of serving patients, our physician customers, and shareholders.”

The first resolution relates to accounting errors that were addressed in the restated financial statements filed in March 2014 and March 2015. The Company voluntarily self-reported this matter to the SEC, conducted a comprehensive independent review, and cooperated fully with the SEC during its review.  The Company instituted extensive remediation following a comprehensive review and analysis of its internal controls over financial reporting. The Company adopted large-scale structural initiatives such as systems implementations as well as numerous more granular and directly responsive internal controls and process changes. Orthofix also implemented a more efficient centralized operational and financial reporting structure that better reflects the current scope and complexity of its business.

The second resolution relates to an anti-bribery matter involving the Company’s Brazilian subsidiary.  Orthofix self-reported the matter to the Department of Justice (DOJ) and SEC, conducted a diligent and thorough internal review with the assistance of outside counsel, and fully cooperated with the SEC and the DOJ. The Company instituted extensive remediation measures with respect to this matter, including terminating employees, as well as relationships with third-party representatives and distributors; conducting a global review of its anti-corruption and anti-bribery program; implementing regular audits of its third-party distributors and sales agents; developing and implementing new global accounting policies to provide further structure and guidance to foreign subsidiaries; establishing an internal audit function;  expanding Orthofix’s Compliance department in both number and quality of personnel; and implementing enhanced anti-corruption compliance training for employees and certain third parties. As part of this SEC resolution, the Company agreed to retain an independent compliance consultant for one year to ensure the remediated compliance and ethics programs and internal controls and processes continue to function properly. Finally, after careful review by the DOJ, the Company was informed that the DOJ has decided to take no further action with respect to this matter.

About Orthofix

Orthofix International N.V. is a diversified, global medical device company focused on improving patients’ lives by providing superior reconstructive and regenerative orthopedic and spine solutions to physicians worldwide. Headquartered in Lewisville, TX, the company has four strategic business units that include BioStim, Biologics, Extremity Fixation and Spine Fixation. Orthofix products are widely distributed via the Company’s sales representatives, distributors and subsidiaries. In addition, Orthofix is collaborating on research and development activities with leading clinical organizations such as Brown University, Sinai Hospital of Baltimore, Cleveland Clinic, Texas Scottish Rite Hospital for Children and the Musculoskeletal Transplant Foundation. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries, are based on management's current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. The forward-looking statements in this release do not constitute guarantees or promises of future performance. Factors that could cause or contribute to such differences may include, but are not limited to, risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in other reports that we file in the future. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release.